As filed with the Securities and Exchange Commission on June 20, 2007
Registration No. 333-

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

QUANTA SERVICES, INC.
(Exact name of registrant as specified in its charter)

Delaware	74-2851603
(State or other jurisdiction	(I.R.S. Employer
of incorporation or organization)	Identification No.)
1360 Post Oak Boulevard, Suite 2100
Houston, Texas 77056
(Address of principal executive offices)
QUANTA SERVICES, INC. 2007 STOCK INCENTIVE PLAN
(Full title of the plan)

Tana L. Pool Vice President and General Counsel Quanta Services, Inc. 1360 Post Oak Boulevard, Suite 2100 Houston, Texas 77056 (713) 629-7600 (Name and address of agent for service)	Copy to:	Eric A. Blumrosen Gardere Wynne Sewell LLP 1000 Louisiana Suite 3400 Houston, Texas 77002-5011 (713) 276-5500

CALCULATION OF REGISTRATION FEE

		Proposed maximum	Proposed maximum
Title of each class of securities	Amount to be	offering price per	aggregate offering	Amount of
to be registered (1)	registered (2)	share (3)	price (3)	registration fee
Common Stock, $0.00001 Par value	4,000,000 shares	$29.53	$118,120,000	$3,626.28

(1)	This registration statement also covers the associated preferred stock purchase rights (the Rights) issued pursuant to the Amended and Restated Rights Agreement dated as of March 8, 2000, amended and restated as of October 24, 2002, between the registrant and American Stock Transfer & Trust Company, as rights agent. Until the occurrence of certain events, the Rights will not be exercisable for or evidenced separately from the shares of common stock of the registrant. The value attributable to the Rights is reflected in the price of the common stock, and no additional consideration will be received for the issuance of the Rights. Accordingly, no additional registration fee is payable.

(2)	Pursuant to Rule 416 under the Securities Act of 1933, as amended (the Securities Act), shares issuable upon any stock split, stock dividend or similar transaction with respect to these shares are also being registered hereunder.

(3)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and Rule 457(h)(l) of the Securities Act on the basis of the average of the high and low sales prices of the registrant’s common stock, as reported on the New York Stock Exchange on June 13, 2007.

PART I
Information Required in the Section 10(a) Prospectus
     The documents containing the information specified in Part I of Form S-8 will be sent or given to employees as specified by Rule 428(b)(1) of the Securities Act.
PART II
Information Required in the Registration Statement
Item 3. Incorporation of Documents by Reference.
     The following documents have been filed by the registrant with the Securities and Exchange Commission (the SEC) and are hereby incorporated by reference in this registration statement.
1.	Annual Report on Form 10-K for the fiscal year ended December 31, 2006;

2.	Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2007;

3.	Current Report on Form 8-K filed on March 8, 2007;

4.	Current Report on Form 8-K filed on March 20, 2007;

5.	Current Report on Form 8-K filed on April 23, 2007;

6.	Current Report on Form 8-K filed on May 8, 2007;

7.	Current Report on Form 8-K filed on May 29, 2007;

8.	Definitive Proxy Statement on Schedule 14A filed on April 20, 2007; and

9.	Description of registrant’s common stock contained in the Registration Statement on Form 8- A12B and any amendment or report filed for the purpose of updating such description.
     All documents filed by the registrant pursuant to the Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the Exchange Act), subsequent to the effective date of this registration statement, prior to the filing of a post-effective amendment to this registrant statement that indicates that all of registrant’s common stock offered hereby have been sold or that deregisters all of registrant’s common stock then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing such reports and documents. Any statement contained herein or in any document incorporated or deemed to be incorporated by reference shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained in any other subsequently filed document which also is or is deemed to be incorporated by reference modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed to constitute a part of this registration statement, except as so modified or superseded.
Item 4. Description of Securities.
     Not applicable.
Item 5. Interests of Named Experts and Counsel.
     Not applicable.
Item 6. Indemnification of Directors and Officers.
     Section 145(a) of the Delaware General Corporation Law (the DGCL) provides that, a Delaware corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suitor proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no cause to believe his or her conduct was unlawful.
     Section 145(b) of the DGCL provides that a Delaware corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above, against expenses actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if he or she acted under similar standards to those set forth above, except that no indemnification may be made with respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the court in which such action or suit was brought shall determine that despite the adjudication of liability, but in view of all the circumstances of the case, such person is fairly and reasonably entitled to be indemnified for such expenses which the court shall deem proper.
     Section 145 of the DGCL further provides that, to the extent a director or officer of a corporation has been successful in the defense of any action, suit or proceeding referred to in subsection (a) and (b) or in the defense of any claim, issue or matter therein, he shall be indemnified against expenses actually and reasonably inclined by him in connection therewith; that indemnification provided for by Section 145 of the DGCL shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; and that the corporation may purchase and maintain insurance on behalf of a director or officer of the corporation against any liability asserted against such officer or director and incurred by him or her in any such capacity or arising out of his or her status as such, whether or not the corporation would have the power to indemnify him or her against such liabilities under Section 145 of the DGCL.
     Article Tenth of the registrant’s Restated Certificate of Incorporation and Article Seven of the registrant’s Amended and Restated Bylaws contain provisions for indemnification of directors and officers and for the advancements of expenses to any director or officer to the fullest extent permitted by Delaware law. Additionally, Article Eleventh of the registrant’s Restated Certificate of Incorporation provides that no director shall be liable to the registrant or its stockholders for monetary damages for breach of fiduciary duty as a director to the fullest extent permitted by Delaware law.
     Article Seven of the registrant’s Amended and Restated Bylaws permits the registrant to purchase insurance for directors and officers against liability for expenses, judgments or settlements, whether or not the registrant would have the power to indemnify such persons against such liabilities. The registrant has director and officer insurance in place for its directors and officers.
     In addition, the registrant has entered into Indemnity Agreements with its directors and executive officers. The form of Indemnity Agreement entered into with each director and officer was previously filed with the SEC as Exhibit 10.1 to the registrant’s Current Report on Form 8-K filed on May 31, 2005. The registrant’s board of directors may from time to time authorize Quanta to enter into additional indemnity agreements with other of its future directors and officers utilizing the same form of Indemnity Agreement.
     The Indemnity Agreements generally provide that the registrant will, to the extent permitted by applicable law, indemnify and hold harmless each indemnitee that is, or is threatened to be made, a party to any civil, criminal or administrative proceeding against all expenses, judgments, fines, penalties and amounts paid in settlement actually and reasonably incurred by the indemnitee in connection with any such proceeding. The Indemnity Agreements provide the indemnitee with indemnification rights in connection with third-party proceedings and proceedings brought by or in the right of the registrant. In addition, the Indemnity Agreements provide for the advancement of expenses incurred by the indemnitee in connection with any covered proceeding to the fullest extent permitted by applicable law. The Indemnity Agreements also provide that if the indemnification rights provided for therein are unavailable for any reason, the registrant will pay, in the first instance, the entire amount incurred by the indemnitee in connection with any covered proceeding and waives and relinquishes any right of contribution it may have against the indemnitee.
     The rights provided by the Indemnity Agreements are in addition to any other rights to indemnification or advancement of expenses to which the indemnitee may be entitled under applicable law, the registrant’s Restated Certificate of Incorporation or Amended and Restated Bylaws, or otherwise.
     The above description of the Indemnity Agreements is subject to, and is qualified in its entirety by reference to, all the provisions of the form of Indemnity Agreement, previously filed as Exhibit 10.1 to the registrant’s Current Report on Form 8-K filed on May 31, 2005.
Item 7. Exemption from Registration Claimed.
             Not applicable.
Item 8. Exhibits.
3.1	Restated Certificate of Incorporation (previously filed as Exhibit 3.3 to the Company’s Form 10-Q for the quarterly period ended June 30, 2003 (No. 001-13831) filed August 14, 2003 and incorporated herein by reference).

3.2	Amended and Restated Bylaws (previously filed as Exhibit 3.2 to the Company’s 2000 Form 10-K (No. 001-13831) filed April 2, 2001 and incorporated herein by reference).

4.1	Form of Common Stock Certificate (previously filed as Exhibit 4.1 to the registrant’s Registration Statement on Form S-1 (No. 333-42957) and incorporated herein by reference).

4.2	Amended and Restated Rights Agreement dated as of March 8, 2000 and amended and restated as of October 24, 2002 between the registrant and American Stock Transfer & Trust Company, as rights agent, which includes as Exhibit B thereto the Form of Right Certificate (previously filed as Exhibit 1.1 to the registrant’s Form 8-A12B/A (No. 001-13821) filed October 25, 2002 and incorporated herein by reference).

5.1	Opinion of Gardere Wynne Sewell LLP as to the legality of the securities being registered.

23.1	Consent of PricewaterhouseCoopers LLP.

23.2	Consent of Gardere Wynne Sewell LLP (included in opinion filed as Exhibit 5.1).

24.1	Power of Attorney (included on signature page).
Item 9. Undertakings
     A. The undersigned registrant hereby undertakes: (1) to file, during any period in which offers or sales are being made pursuant to this registration statement, a post-effective amendment to this registration statement: (i) to include any prospectus required by Section 10(a)(3) of the Securities Act; (ii) to reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which is registered) and any deviation from the low or high end of the estimated maximum range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in “Calculation of Registration Fee” table in the effective registration statement; (iii) to include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement; provided, however, that paragraphs (i) and (ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in this registration statement; (2) that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
     B. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
     C. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described under “Item 6—Indemnification of Directors and Officers”, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, and the State of Texas, on June 20, 2007.

QUANTA SERVICES, INC.
By:	/s/ John R. Colson
	Name:	John R. Colson
	Title:	Chief Executive Officer

POWER OF ATTORNEY
     Each person whose individual signature appears below hereby authorizes and appoints Tana L. Pool and James H. Haddox, and each of them, with full power of substitution and resubstitution and full power to act without the other, as his true and lawful attorney-in-fact and agent to act in his name, place and stead and to execute in the name and on behalf of each person, individually and in each capacity stated below, and to file any and all amendments to this registration statement, including any and all post-effective amendments thereto, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing, ratifying and confirming all that said attorneys-in-fact and agents or any of them or their or his substitute or substitutes may lawfully do or cause to be done by virtue thereof.
     Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed on June 20, 2007 by the following persons in the capacities indicated below:

Signature	Title (Capacity)

/s/ John R. Colson	Chief Executive Officer and Chairman of the
John R. Colson	Board of Directors (principal executive officer)

/s/ James H. Haddox	Chief Financial Officer
James H. Haddox	(principal financial officer)

/s/ Derrick A. Jensen	Vice President, Controller and Chief Accounting
Derrick A. Jensen	Officer (principal accounting officer)

/s/ James R. Ball	Director
James R. Ball

/s/ Ralph R. DiSibio	Director
Ralph R. DiSibio

Signature	Title (Capacity)

/s/ Vincent D. Foster	Director
Vincent D. Foster

/s/ Bernard Fried	Director
Bernard Fried

/s/ Louis C. Golm	Director
Louis C. Golm

/s/ Worthing F. Jackman	Director
Worthing F. Jackman

/s/ Bruce Ranck	Director
Bruce Ranck

/s/ Gary A. Tucci	Director
Gary A. Tucci

/s/ John R. Wilson	Director
John R. Wilson

/s/ Pat Wood, III	Director
Pat Wood, III

INDEX TO EXHIBITS

Exhibit
Number	Exhibit

3.1	Restated Certificate of Incorporation (previously filed as Exhibit 3.3 to the Company’s Form 10-Q for the quarterly period ended June 30, 2003 (No. 001-13831) filed August 14, 2003 and incorporated herein by reference).

3.2	Amended and Restated Bylaws (previously filed as Exhibit 3.2 to the Company’s 2000 Form 10-K (No. 001-13831) filed April 2, 2001 and incorporated herein by reference).

4.1	Form of Common Stock Certificate (previously filed as Exhibit 4.1 to the registrant’s Registration Statement on Form S-1 (No. 333-42957) and incorporated herein by reference).

4.2	Amended and Restated Rights Agreement dated as of March 8, 2000 and amended and restated as of October 24, 2002 between the registrant and American Stock Transfer & Trust Company, as rights agent, which includes as Exhibit B thereto the Form of Right Certificate (previously filed as Exhibit 1.1 to the registrant’s Form 8-A12B/A (No. 001-13821) filed October 25, 2002 and incorporated herein by reference).

5.1	Opinion of Gardere Wynne Sewell LLP as to the legality of the securities being registered.

23.1	Consent of PricewaterhouseCoopers LLP.

23.2	Consent of Gardere Wynne Sewell LLP (included in opinion filed as Exhibit 5.1).

24.1	Power of Attorney (included on signature page).